Agreement on Business Operations Between Zhejiang Kandi Vehicle Co., Ltd. & Zhejiang Yongkang Top Import & Export Co., Ltd.

In order to enhance the cooperation relationship between Zhejiang Kandi Vehicle Co., Ltd.(hereinafter referred as “Kandi”) and Yongkang Import & Export Co., Ltd. (hereinafter referred as “Yongkang”), to achieve win-win situation, after thorough consultation, the two sides have reached to an agreement on product price and payment and other business as follows:

Ⅰ Payment settlement: Production shall be carried out based on order that is a contract between the two sides. The two sides shall deal with payment according to settled prices on the agreement; Kandi shall sign and send back the order within one working day upon receipt of the order; if the products on the order is with standard configuration, the price can be settled as following price; sales to the domestic export trade companies or factories; invoice price will be indicated, Kandi shall provide invoice at the invoice price to export trade companies, while Kandi shall eventually settle with Yongkang at the following prices; according to provisions of the order, Yongkang shall make 83% of  the payment to Kandi immediately after receiving the customer’s deposit or full payment, and make the remaining of the payment after tax refund:

Price settlement is as follows:         RMB:USD=1: 7.8
Prodcut Model	Product name	PriceⅠ( US$)	PriceⅡ( US$)	Notes
KD-49FM2	ATV	357.69	345.77
KD-49FM3	ATV	381.54	369.62
KD-150F	ATV	870.38	834.62
KD-150GKA	ATV	918.08	858.46
KD-150FS	ATV	930.00	894.23
KD-150GKA-2	ATV	965.77	930.00
KD-150GKC-2	ATV	941.92	906.15
KD-250FS	ATV	1,347.31	1,287.69
KD-250GKA-2	ATV	1,585.77	1,526.15	aluminum rim
KD-250GKB-2	ATV	1,585.77	1,526.15	aluminum rim
KD-250GKC-2	ATV	1,371.15	1,311.54
KD-250GKD-2	ATV	2,146.15	2,086.54
KD-970GKD-2	ATV	3,100.00	2,980.77
KD-970GKE-2	ATV	3,338.46	3,219.23

Ⅲ The above price Clause Ⅱ is for the American market and domestic export trade companies or factories, the price ClauseⅠis for other market.

Ⅳ Extra price is added for separate additional configuration increased in customer demand.

Ⅴ Payment for small order for below five units products shall be settled with the factory at the sales price of Yongkang.

Ⅵ The above prices are FOB tax-inclusive price.

Ⅶ If there are new products or price changes, " Confirmed Bill for Product Price " (Annex) established by the two sides shall prevail.

Ⅷ If the RMB exchange rate changes, the price shall be settled by the two sides through negotiation.

Ⅸ The price lists shall come into effect since October 1st, 2005.

Zhejiang Kandi Vehicle Co., Ltd                                                      Yongkang Import & Export Co., Ltd
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